UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware Delaware (States or other jurisdictions of incorporation)	0-30242 1-12407 (Commission File Numbers)	72-1449411 72-1205791 (IRS Employer Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 30, 2005, Lamar Media Corp. (“Lamar Media” or “we”), a wholly owned subsidiary of Lamar Advertising Company (the “Company”), refinanced its existing bank credit facility with a new bank credit facility. The new bank credit facility, for which JPMorgan Chase Bank, N.A. serves as administrative agent, consists of a $400 million revolving credit facility, a $400 million term loan facility and a $500 million incremental facility. We may designate a wholly owned subsidiary as a subsidiary borrower under the incremental loan facility that can borrow up to $50.0 million of the incremental facility on or before March 31, 2006. Our lenders have no obligation to make additional loans to us, or any designated subsidiary borrower, under the incremental facility, but may enter into such commitments in their sole discretion.
Reductions in commitments; amortization
The term loans will begin amortizing in quarterly installments paid on each December 31, March 31, June 30 and September 30 as follows:

Principal Payment Date	Principal Amount

December 31, 2007— September 30, 2009	$ 5,000,000
December 31, 2009— September 30, 2011	$15,000,000
December 31, 2011— September 30, 2012	$60,000,000

The term loan facility and the revolving credit facility will mature September 30, 2012.
Interest
Interest on borrowings under the facilities is calculated, at our option, at a base rate equal to either of the following plus the applicable spread above such base rate:
          • with respect to base rate borrowings, the “Adjusted Base Rate” which is equal to the higher of: the rate publicly announced by JPMorgan Chase Bank, N.A. as its prime lending rate and the applicable federal funds rate, plus 0.5%; or
          • with respect to eurodollar rate borrowings, the rate at which eurodollar deposits for one, two, three or six months (as selected by us), or nine or twelve months with the consent of the lenders, are quoted on the Dow Jones Telerate Screen multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America).
The spread applicable to borrowings under the revolving bank credit facility and term facility is determined by reference to our trailing leverage ratio (total debt to trailing four fiscal quarter EBITDA, as defined in the new bank credit facility, see “—Covenants” below).
Guarantees; Security
Our obligations under our new bank credit facility are guaranteed by Lamar Advertising and all of our restricted subsidiaries, other than certain non-guarantor restricted foreign subsidiaries. Currently, these guarantor subsidiaries include all of our existing subsidiaries, except Missouri Logos, a Partnership, Canadian TODS Limited, Lamar Transit Advertising Canada, Ltd. and Lamar Canadian Outdoor Company. The guarantees are secured by a pledge of all of our capital stock and all of the capital stock of those subsidiaries.
Covenants
Under the terms of the new bank credit facility, we and our restricted subsidiaries are not permitted to incur any additional indebtedness over $150 million at any one time outstanding except:
          • indebtedness created by the new bank credit facility;
          • indebtedness in respect of notes issued by us so long as no default exists at the time of the issuance or would result from the issuance and the terms of the notes comply with certain conditions;
          • existing indebtedness or any extension, renewal, refunding or replacement of any existing indebtedness or indebtedness incurred by the issuance of notes as referred to in the paragraph above;
          • mirror loan indebtedness of ours in an amount up to but not exceeding $287.5 million that is payable to Lamar Advertising Company and subordinated to all our obligations and containing certain other specified terms;
          • indebtedness of ours to any wholly owned subsidiary and of any wholly owned subsidiary to us.
The new bank credit facility also places certain restrictions upon our, and our restricted subsidiaries’, ability to, among other things:
          • incur liens or guarantee obligations;
          • pay dividends and make other distributions including distributions to Lamar Advertising;
          • make investments and enter into joint ventures or hedging agreements;
          • dispose of assets; and
          • engage in transactions with affiliates except on an arms-length basis.
In addition, under the new bank credit facility we and our restricted subsidiaries cannot exceed the following financial ratios:
          • a total debt ratio, defined as total consolidated debt to EBITDA, as defined below, for the most recent four fiscal quarters, of 6.00 to 1 from September 30, 2005 through September 30, 2007 and 5.75 to 1 from October 1, 2007; and
          • a senior debt ratio, defined as total consolidated senior debt to EBITDA, as defined below, for the most recent four fiscal quarters, of 3.25 to 1.
The new bank credit facility also requires us and our restricted subsidiaries to maintain the following financial ratios:
          • an interest coverage ratio, defined as the ratio of EBITDA, as defined below, for the most recent four fiscal quarters to total consolidated accrued interest expense for that period, of less than or equal to 2.25 to 1; and
          • a fixed charges coverage ratio, defined as the ratio of EBITDA, as defined below, for the most recent four fiscal quarters to (1) the total payments of principal and interest on debt for such period plus (2) capital expenditures made during such period plus (3) income and franchise tax payments made during such period, of less than or equal to 1.05 to 1.
As defined under the new bank credit facility, EBITDA is, for any period, operating income for Lamar Media and our restricted subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, interest expense, interest in respect of mirror loan indebtedness, depreciation, amortization and any other non-cash income or charges accrued for such period and (except to the extent received or paid in cash by us or any of our restricted subsidiaries) income or loss attributable to equity in affiliates for such period) excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any casualty events whereby insurance or other proceeds are received and certain dispositions not in the ordinary course. Any restricted payment made by Lamar Media or any of our restricted subsidiaries to Lamar Advertising during any period to enable Lamar Advertising to pay certain qualified expenses on behalf of Lamar Media and its subsidiaries, shall be treated as operating expenses of Lamar Media for the purposes of calculating EBITDA for such period if and to the extent such operating expenses would be deducted in the calculation of EBITDA if funded directly by Lamar Media or any restricted subsidiary.
EBITDA under the new bank credit facility is also adjusted to reflect certain acquisitions or dispositions as if such acquisitions or dispositions were made on the first day of such period.
Change of control
A change of control of Lamar Media constitutes an event of default, permitting the lenders to accelerate the indebtedness and terminate the new bank credit facility. A change in control would occur if:
          • we cease to be a wholly owned subsidiary of Lamar Advertising;
          • Charles W. Lamar, III or Kevin P. Reilly, Sr. and their immediate family (including grandchildren) and entities under their control no longer hold sufficient voting stock of Lamar Advertising to elect at all times a majority of its board of directors;
          • anyone other than the holders specified in the preceding bullet acquire shares of Lamar Advertising representing more than 20% of the ordinary voting power or acquire control of Lamar Advertising;
          • a majority of the seats on Lamar Advertising’s board is occupied by persons who were neither nominated by the board of directors of Lamar Advertising nor appointed by directors so nominated; or
          • the occurrence of any “change of control” under and as defined in the indentures for the 6 5/8% senior subordinated notes due 2015, the 7 1/4% senior subordinated notes due 2013 or certain notes that may be hereinafter issued (including refunding indebtedness).
In connection with the refinancing, Lamar Media terminated its existing bank credit facility on September 30, 2005. The terminated bank credit facility, for which JPMorgan Chase Bank, N.A. also served as administrative agent, consisted of a $225 million revolving bank credit facility, a $975 million term facility with two tranches (a $425 million Term A facility and a $550 million Term D facility), and a $500 million incremental facility and contained terms substantially similar to the terms of the new bank credit facility.
The lenders under the new bank credit facility and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees.
The foregoing description is qualified in its entirety by reference to the credit agreement by and among Lamar Media Corp., certain of its subsidiaries as Guarantors, the Subsidiary Borrower named therein, the Lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.
Item 1.02. Termination of a Material Definitive Agreement.
Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 1.02 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
No.	Description

10.1*	Credit Agreement by and among Lamar Media Corp., the Subsidiary Guarantors named therein, the Subsidiary Borrower named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent.

*	This exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by an asterisk.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: September 30, 2005	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: September 30, 2005	LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1*	Credit Agreement by and among Lamar Media Corp., the Subsidiary Guarantors named therein, the Subsidiary Borrower named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent.

*	This exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by an asterisk.